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                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 14, 1997 on the consolidated financial statements and schedule of Magellan Health Services, Inc. and subsidiaries included in Magellan Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and to all references to our Firm included in this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
October 27, 1998